Exhibit 11(a)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Other Service Providers” in the Registration Statement on Form N-14 of Brookfield High Income Fund Inc. as filed with the Securities and Exchange Commission on or about April 8, 2014.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
April 8, 2014